Exhibit 99.1

Press Release

  SANTANDER BANCORP REPORTS EARNINGS FOR THE FOURTH QUARTER AND THE YEAR ENDED DECEMBER 31, 2005

  SANTANDER BANCORP ALSO ANNOUNCES RESTATEMENT OF FINANCIAL INFORMATION FOR EACH OF THE FIVE YEARS IN THE PERIOD ENDED DECEMBER 31, 2004 AND FOR THE FIRST, SECOND AND THIRD QUARTERS OF 2004 AND 2005

  The cumulative effect+ of all the restatement adjustments is a reduction of common stockholders’ equity as of December 31, 2005 by approximately $1.2 million, or 0.22%.

  The restatement adjustments for the five years ended December 31, 2004 and the first, second and third quarters of 2005 are as follows ($ in millions):
Period	Net Income as Previously Reported	Net Income as Restated	Net Adjustments

3Q05	$17.1	$17.4	$0.3
2Q05	$19.3	$19.6	$0.3
1Q05	$25.5	$25.9	$0.4
2004	$84.5	$86.9	$2.4
2003	$39.4	$39.8	$0.4
2002	$25.8	$28.3	$2.5
2001	$52.8	$51.4	$(1.4)
2000	$75.9	$69.2	$(6.7)

Total	$340.3	$338.5	$(1.8)

  In addition to the adjustments discussed above, the Company is currently considering whether it should modify the accounting treatment of certain mortgage loan transactions recorded in the first half of 2005. If the Company concludes that it should restate its financial statements for these transactions, the effect of these possible adjustments will be an additional reduction of net income for the full year 2005 of $1.5 million or $0.03 per share.

  Income before provision for income tax for the quarter ended December 31, 2005 amounted to $25.8 million compared to income before income taxes of $26.1 million* for the same quarter of 2004.

  Income before provision for income tax for the year ended December 31, 2005 reached $110.6 million, a 14.4% increase over the $96.7 million* of income before income taxes for the year ended December 31, 2004.

  Net income for the quarter ended December 31, 2005 reached $16.9 million, or $0.36 per share, compared to net income of $21.8 million, or $0.47* per share reported for the fourth quarter of 2004.

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+ Net of income tax.
* As Restated

Contact information: Evelyn Vega 787-777-4546 / María Calero 787-777-4437

  Net income for the year ended December 31, 2005 reached $79.8 million, or $1.71 per share in comparison to $86.9 million or $1.86* per share for the year ended December 31, 2004.

  Non-performing loans to total loans improved to 1.22% as of December 31, 2005, from 1.57%* as of December 31, 2004, a reduction of 35 basis points.

  As of December 31, 2005, the allowance for loan losses to non-performing loans reached 90.72% an improvement of 1,167 basis points from 79.05%* as of December 31, 2004.

  The common stock dividend for the fourth quarter of 2005 was $0.16 resulting in a current annualized dividend yield of 2.55%.

______________________
*As Restated

Contact information: Evelyn Vega 787-777-4546 / María Calero 787-777-4437

San Juan, Puerto Rico, March 7, 2006 – Santander BanCorp (NYSE: SBP; LATIBEX: XSBP) (“the Company”), reported today its unaudited financial results for the quarter and the year ended December 31, 2005. Net income for the quarter ended December 31, 2005 reached $16.9 million, compared to net income of $21.8 million* reported during the fourth quarter of 2004. The decrease in net income for the quarter ended December 31, 2005 compared to the same period in 2004 was principally due to an increase in income tax expense. For the year ended December 31, 2005, net income amounted to $79.8 million, as compared to net income of $86.9 million* for the year ended December 31, 2004.

Net income for the quarter ended December 31, 2005 reached $16.9 million or $0.36 per common share, compared to net income for the quarter ended December 31, 2004 of $21.8 million or $0.47* per common share. Annualized Return on Average Common Equity (ROE) and Return on Average Assets (ROA) were 11.83% and 0.80%, respectively, for the quarter ended December 31, 2005, compared to 16.46%* and 1.10%*, respectively, for the fourth quarter of 2004. The Efficiency Ratio1 for the quarters ended December 31, 2005 and 2004 was 63.00% and 59.98%*, respectively. Income before income taxes for the quarter ended December 31, 2005 amounted to $25.8 million, reflecting a slight decline as compared to income before income taxes of $26.1 million* for the same quarter of 2004. Provision for income tax amounted to $8.9 million for the fourth quarter of 2005, increasing the effective tax rate to 34.5% from 16.7%* for the same quarter of 2004. Provision for income tax for the quarter ended December 31, 2004 amounted to $4.4 million*. The increase in provision for income tax during 2005 was due in part to higher taxable income in 2005 than in 2004, due to a change in the composition of the Corporation’s taxable and tax-exempt assets over those periods. Additionally, during the third quarter of 2005, the Legislature of Puerto Rico approved a temporary, two-year surtax of 2.5% for corporations effective for taxable years beginning after December 31, 2004. This surtax effectively increases the maximum marginal tax rate from 39% to 41.5%. Provision for income tax for the year ended December 31, 2005 includes the effect of this surtax in the amount of $1.9 million.

Net income for the year ended December 31, 2005 reached $79.8 million or $1.71 per common share as compared to $86.9 million or $1.86* per common share for the year ended December 31, 2004. Annualized ROE and ROA were 13.85% and 0.96%, respectively, for the year ended December 31, 2005, compared to ROE and ROA of 17.53%* and 1.14%*, respectively, for the year ended December 31, 2004. The Efficiency Ratio1 for the year ended December 31, 2005 was 62.97% compared to 62.78% * for the year ended December 31, 2004. Income before income taxes for the year ended December 31, 2005 reached $110.6 million, a 14.4% increase over $96.7 million* for the year ended December 31, 2004. The provision for income tax amounted $30.8 million for the year ended December 31, 2005, increasing the effective tax rate to 27.8% from 10.1%* for the year ended December 31, 2004. Income tax provision for the year ended December 31, 2004 amounted to $9.7 million*.

Income Statement

The $4.9 million reduction in net income for the quarter ended December 31, 2005 compared to the same period in 2004* was principally due to an increase of $4.5 million in income tax expense and an increase in operating expenses of $0.5 million. There was also a decrease in

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*As Restated
1 on a tax equivalent basis

Contact information: Evelyn Vega 787-777-4546 / María Calero 787-777-4437

provision for loan losses of $0.5 million, and a decrease in non interest income of $4.1 million that was partially offset by an increase in net interest income of $4.8 million.

The decline of $7.1 million in net income for the year ended December 31, 2005 compared to the amount* reported for the year ended December 31, 2004 was principally due to an increase of $21.1 million in income tax expense and $4.0 million in operating expenses. These increases were partially offset by a reduction of $5.9 million, or 22.3%, in provision for loan losses, and increases in non-interest income of $8.1 million, or 6.9%, and of $4.0 million, or 1.8%, in net interest income.

Net interest margin1 for the fourth quarter of 2005 was 3.16% compared with 3.29% * for the fourth quarter of 2004. This decrease of 13 basis points in net interest margin1 was mainly due to a rise of 106 basis points in the average cost of interest-bearing liabilities. This rise was, in turn, attributable to short-term interest rate increases caused by the Federal Reserve’s increases to the discount rate. The average yield on interest-earning assets increased 82 basis points also as a result of the higher interest rate scenario. This increase was partially offset by a decrease in the yield of the investment portfolio. The net interest margin1 for the fourth quarter of 2005 includes a $6.0 million termination penalty from a commercial loan, secured by mortgage notes, to an unrelated financial institution which was repaid in November 2005. Excluding this termination penalty, the net interest margin1 for the fourth quarter of 2005 would have been 2.86% .

For the fourth quarter of 2005, average interest-earning assets grew by $345.1 million, or 4.6%, and average interest-bearing liabilities increased $372.6 million, or 5.7%, compared to the same period in 2004*. The increase in average interest earning assets compared to the fourth quarter of 2004* was driven by an increase in average net loans of $789.7 million, which, in turn, was attributable mainly to an increase in average mortgage loans of $600.5 million, or 39.7%, and an increase in consumer loans of $104.7 million, or 23.2%, when compared to the same period in 2004*. This increase was partially offset by a decrease in average investment securities of $341.1 million. The reduction in investment securities is mainly attributable to the sale of $785 million of securities during the first quarter of 2005. This sale resulted in a decline in the yield on investment securities of 87 basis points from 5.32% * for the quarter ended December 31, 2004 to 4.45% for the quarter ended December 31, 2005, which further explains the reduction in net interest income for the quarter. The above-mentioned sale generated a gain of $16.9 million, which was partially offset by a loss of $6.7 million on the extinguishment of certain long-term repo transactions that funded portion of the securities sold. The increase in average interest-bearing liabilities of $372.6 million was driven by an increase in average time deposits of $1.2 billion, partially offset by a decrease in average borrowings of $781.0 million as compared to the quarter ended December 31, 2004*.

Net interest margin1 for the year ended December 31, 2005 was 3.02% compared with 3.33%* for the same period in 2004. This decline of 31 basis points in net interest margin1 was mainly due to an increase of 88 basis points in the average cost of interest-bearing liabilities due to short-term interest rate increases, while the average yields of interest-earnings assets

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* As Restated
1 On a tax equivalent basis

Contact information: Evelyn Vega 787-777-4546 / María Calero 787-777-4437

increased by 46 basis points. The net interest margin for the year ended December 31, 2005 includes a $6.0 million termination penalty from a commercial loan secured by mortgage notes as explained above. Excluding this termination penalty, the net interest margin1 for the year ended December 31, 2005 would have been 2.94% ..

The provision for loan losses reflected an increase of $0.5 million or 11.1% from $4.5 million for the quarter ended December 31, 2004 to $5.0 million for the fourth quarter in 2005. For the year ended December 31, 2005, the reduction in the provision for loan losses was $5.9 million or 22.3%, compared to the same period in 2004. The reduction in the provision for loan losses was due to a 44.6% decrease in non-performing loans (excluding mortgage loans2) which are down to $28.4 million as of December 31, 2005, from $51.3 million as of December 31, 2004. The revised accounting classification of the purchases of mortgage loans as commercial loans, described below, did not result in any changes to the allowance for loan losses.

For the quarter ended December 31, 2005, other income reached $25.1 million compared to $29.2* million reported for the same period in 2004. There was an increase of $1.0 million, or 9.8%, in bank charges, fees and other that was offset by a decrease of $0.5 million in gains on sale of loans, $3.2 million in derivative gains, $2.1 million in broker-dealer fees, and increases of $0.3 million in asset management fees and $1.3 million in insurance commissions.

For the year ended December 31, 2005, other income increased $8.1 million or 6.9% to $125.4 million from $117.2 million* in the year ended December 31, 2004. This increase was the result of higher gains on the sale of securities of $6.4 million. During March 2005, the Company sold $785 million of investment securities and realized a gain of $16.9 million. This gain was partially offset by a loss of $6.7 million on the extinguishment of certain long-term repo transactions that funded a portion of the securities sold. During the year ended December 31, 2005, there was a higher gain on sale of loans of $7.4 million as a result of sales of mortgage loans and the sale of certain previously charged off consumer loans to an unrelated third party. Further explaining the increase in other income for the year ended December 31, 2005, were higher bank service charges, fees and other of $3.3 million and higher broker-dealer, asset management and insurance fees of $1.9 million. These gains were partially offset by a loss on extinguishment of debt of $6.0 million and nonrecurring gains on sale of a building (in 2004) of $2.8 million.

For the quarters ended December 31, 2005 and 2004, the Efficiency Ratio3 was 63.00% and 59.98% *, respectively. This increase was mainly the result of lower revenues and slightly higher operating expenses during the fourth quarter of 2005. For the year ended December 31, 2005 and 2004, the Efficiency Ratio3 was 62.97% and 62.78%*, respectively.

Operating expenses increased $0.5 million, or 0.9%, from $54.9 million* for the quarter ended December 31, 2004 to $55.4 million for the quarter ended December 31, 2005. For the year ended December 31, 2005, operating expenses increased $4.0 million, or 1.8%, when compared to the same period in 2004*. There was an increase of $3.4 million in salaries and employee benefits and an increase of $0.6 million in other operating expenses. The increase in salaries and employee benefits was due to a decrease of $2.9 million in expenses deferred as loan origination costs (as a result of lower standard costs of originating consumer loans) and an

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2 “Mortgage loans” include residential mortgages, commercial loans with real estate collateral and consumer loans with real estate collateral. They exclude construction loans.
3 On a tax equivalent basis, excluding gains on sales of securities, loss on extinguishment of debt during 2005, and gain on the sale of a building during 2004.
*As Restated

Contact information: Evelyn Vega 787-777-4546 / María Calero 787-777-4437

increase in salaries of $1.2 million, partially offset by a decrease in pension and other benefits of $0.7 million.

Balance Sheet

Total assets as of December 31, 2005 compared to December 31, 2004* decreased 0.6% . As of December 31, 2005, there was an increase of $464.8 million in net loans, including loans held for sale (further explained below) compared to December 31, 2004*. The investment securities portfolio decreased by $414.1 million from $2.0 billion as of December 31, 2004 to $1.6 billion as of December 31, 2005.

The net loan portfolio, including loans held for sale, reflected an increase of 8.4% or $464.8 million, reaching $6.0 billion at December 31, 2005, compared to the figures reported as of December 31, 2004*. The mortgage loan portfolio at December 31, 2005 grew $556.4 million or 37.5% compared to December 31, 2004*. The commercial loan portfolio (including construction loans) decreased $206.9 million or 5.7% and the consumer loan portfolio increased by $112.9 million, or 24.9% as of December 31, 2005, compared to December 31, 2004*. The growth in the consumer loan portfolio is attributable to an increase of 31.7% and 24.4% in credit cards and personal installment loans, respectively.

Mortgage loans originated during the fourth quarter of 2005 reached $191.1 million and sales were $1.0 million. Mortgage loan originations for the year ended December 31, 2005 reached $748.1 million. Net purchases for the year 2005 were $56.5 million, comprised of $289.9 million loans purchased and $233.3 million loans sold.

Deposits at December 31, 2005 reflected an increase of $595.4 million, or 12.5%, compared to deposits of $4.7 billion* as of December 31, 2004. Total borrowings at December 31, 2005 (comprised of federal funds purchased and other borrowings, securities sold under agreements to repurchase, commercial paper issued, and term and capital notes) decreased $770.0 million, or 26.9%, compared to borrowings at December 31, 2004*.

Financial Strength

The ratio of non-performing loans to total loans as of December 31, 2005 was 1.22%, a 35 basis point improvement over the reported 1.57% as of December 31, 2004*. Non-performing loans at December 31, 2005 amounted to $73.7 million, a 15.8% improvement compared to $87.5 million as of December 31, 2004. There had been an improving trend in this indicator during 2004, which has continued throughout 2005.

The annualized ratio of net charge-offs to average loans for the year ended December 31, 2005 improved 18 basis points to 0.38% from 0.56% reported for the year ended December 31, 2004*.

The allowance for loan losses to total non-performing loans at December 31, 2005 improved to 90.72% compared to 79.05% * at December 31, 2004. Excluding non-performing mortgage loans2 (for which the Company has historically had a minimal loss experience) this ratio is 235.5% at December 30, 2005 compared to 135.0% * as of December 31, 2004. The allowance

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*As Restated
2 “Mortgage loans” include residential mortgages, commercial loans with real estate collateral, consumer loans with real estate collateral. They exclude construction loans.

Contact information: Evelyn Vega 787-777-4546 / María Calero 787-777-4437

for loan losses represents 1.11% of total loans as of December 31, 2005, a 13 basis point reduction over 1.24% * reported as of December 31, 2004.

As of December 31, 2005, total capital to risk-adjusted assets (BIS ratio) reached 12.19% and Tier I capital to risk-adjusted assets and leverage ratios were 9.01% and 6.51%, respectively.

Customer Financial Assets Under Control

As of December 31, 2005, the Company had $13.0 billion in Customer Financial Assets under Control, which represents a 1.0% or $0.1 billion increase over balances as of December 31, 2004. Customer Financial Assets under Control include bank deposits (excluding brokered deposits), broker-dealer customer accounts, mutual fund assets managed, and trust, institutional and private accounts under management.

Shareholder Value

During the year ended December 31, 2005, Santander BanCorp declared a cash dividend of 64 cents per common share, resulting in a current annualized dividend yield of 2.55%. Market capitalization reached approximately $1.2 billion (including affiliated holdings) as of December 31, 2005.

There were no stock repurchases during 2005 and 2004 under the Stock Repurchase Program. As of December 31, 2005, the Company had acquired, as treasury stock, a total of 4,011,260 shares of common stock, amounting to $67.6 million.

Restatement for each of the five years in the period ended December 31, 2004 and for the first, second and third quarters of 2005 and quarters for 2004

As a result of an internal review undertaken in light of current events in the Puerto Rico financial services industry related to the accounting for transfers of mortgage loans, the Company’s management and Audit Committee determined that it was appropriate to reassess the accounting and financial reporting of certain of these transactions to which certain of the Company’s subsidiaries were a party. Accordingly, the Company has concluded that the previously reported annual consolidated financial information for each of the five years in the period ended December 31, 2004 will be restated. The consolidated financial statements for each of the five years in the period ended December 31, 2004 and related independent registered public accountants’ reports on such statements shall not be relied upon. Further, the previously filed interim consolidated financial statements of the Company for the first, second and third quarters of 2004 and 2005 will be restated.

The cumulative effect* of all the restatement adjustments described below is a reduction of common stockholders’ equity as of December 31, 2005 by approximately $1.2 million, or 0.22%.

  During 2000 and first half of 2001, the Company entered into contemporaneous purchases and sales of mortgage loans of approximately equal amounts with an unrelated local financial institution in the aggregate principal amount of approximately $445 million, subject to a recourse provision for the repurchase of delinquent loans as specified in the contracts. The transactions were not accompanied by sufficient documentation concerning their business purpose, and the counterparty to the

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* Net of income tax.

Contact information: Evelyn Vega 787-777-4546 / María Calero 787-777-4437

transactions subsequently repurchased certain quantities of the loans sold to the Company beyond the counterparty’s written recourse obligation. For these reasons, the Company determined to reverse any gains previously recognized with respect to these sales and any other effects of these transactions on the income statements for said years and recognize such transactions as financing transactions. These purchases of mortgage loans in 2000 and 2001 will now be classified as commercial loans, secured by mortgage notes, to said counterparty and our sales of mortgage loans will be classified as commercial loans, secured by mortgage notes, from said counterparty. As of December 31, 2005, the balance of these commercial loans to the counterparty amounted to $22.9 million.

  During 2003, the Company acquired the outstanding balance of the mortgage loans previously sold during 2000 and 2001 to the same counterparty mentioned in the preceding paragraph at a fair value of $235 million, resulting in a premium paid of approximately $13.6 million. It also sold the mortgage servicing rights of said portfolio to the same counterparty for $4.0 million. Since the purchases of loans in 2000 and 2001 will now be accounted as a financing, the acquisition of mortgage loans in 2003 will be accounted for as a repayment of the commercial loan and the premium paid will be accounted for as a debt extinguishment loss in the 2003 statement of income.

  During 2003, 2004 and the first quarter of 2005, the Company purchased mortgage loans amounting to $441 million from one unrelated local financial institution and $750 million from another unrelated financial institution. The transactions included guarantees of payment of an uncapped floating pass-through rate of interest and other guarantees to the purchaser of mortgage loans. The Company believed at the time of the transactions that they qualified as “true sales” and the transactions were recorded on the Company’s balance sheet as acquisitions of mortgage loans. On the basis of a subsequent review of the written terms and conditions included in such contracts and the absence of other written terms and conditions that may be customary to such transactions, legal counsel recently retained by the Company has been unable to opine that the transactions constitute “true sales” of the relevant assets under applicable Puerto Rico law. Accordingly, such transactions will be reversed and accounted for as financings secured by mortgage notes and reported in the consolidated financial statements as commercial loans. As of December 31, 2005 the current outstanding balance of such loans is $638 million and is related to only one unrelated local financial institution. This restatement has no effect on net income or shareholders’ equity.

Because the commercial loans, secured by mortgages notes, discussed above would exceed the maximum amount that can be loaned to a single borrower under Puerto Rico law, Banco Santander Puerto Rico, a wholly owned subsidiary of the Company (the "Bank"), has formally requested that the Office of the Commissioner of Financial Institutions of the Commonwealth of Puerto Rico (the "Commissioner") issue an administrative determination in order to avoid a violation of these statutory limits with respect to these transactions. The Bank is in receipt of a letter from the Commissioner stating that he has reviewed the Bank's request and that he has no objection to the Bank's request. In addition, the Commissioner states in that letter that the formal approval of the Bank's request will be issued within a week.

The following table summarizes the adjustments to restate net income, common stockholders’ equity and basic and diluted earnings per share in the annual consolidated financial statements for each of the five years in the period ended December 31, 2004.

Contact information: Evelyn Vega 787-777-4546 / María Calero 787-777-4437

Financial Statements Line Items	2000	2001	2002	2003	2004
($ in thousands)
Common Stockholders' Equity - as
previously reported	$551,990	$548,544	$538,705	$480,832	$556,003

Net Income - as Previously Reported	$75,860	$52,758	$25,752	$39,445	$84,459

Reversal of Gains on Sales of Mortgage
Loans	(5,414)	(3,009)	-	-	-

Reversal of Mortgage Servicing Rights
(MSR) Recognized	(5,912)	(3,186)	-	-	-

Premium amortization and Net interest
income Adjustments	163	1,651	2,063	9,942	3,892

Reversal of Amortization of MSR & Net
Servicing Fee Income (Expense)	251	2,290	2,086	240	156

Recognition of gain on sale of MSR	-	-	-	4,068	-

Reversal of premium on loans purchased
& related amortization	-	-	-	(13,637)	-

Provision (Benefit) for Income Tax on the
above adjustments	4,256	879	(1,618)	(239)	(1,579)

Net Income - as Restated	$69,204	$51,383	$28,283	$39,819	$86,928

Accumulated restatement adjustment	$(6,656)	$(8,031)	$(5,500)	$(5,126)	$(2,657)

Common Stockholders' Equity - as
restated	$545,334	$540,513	$533,205	$475,706	$553,346

Basic and Diluted Earnings per Share as
Previously Reported	$1.42	$1.00	$0.45	$0.69	$1.81

Basic and Diluted Earnings per Share as
Restated	$1.28	$0.97	$0.50	$0.70	$1.86

Contact information: Evelyn Vega 787-777-4546 / María Calero 787-777-4437

The following table summarizes the adjustments to restate net income, common stockholders’ equity and basic and diluted earnings per share on the interim consolidated financial statements for the quarterly periods ended March 31, June 30 and September 30, 2005 and 2004, and December 31, 2004.

Financial Statements Line Items	1Q05	2Q05	3Q05	1Q04	2Q04	3Q04	4Q04
($ in thousands)

Common Stockholders' Equity - as Previously Reported	$544,946	$571,309	$567,126	$508,324	$491,795	$526,237	$556,003

Net Income - as Previously Reported	$25,509	$19,255	$17,065	$25,214	$16,046	$21,869	$21,330

Premium amortization and Net Interest income	638	594	517	1,205	1,123	870	694

Reversal of Amortization of MSR & Amortization of
reversed gains	25	26	23	48	40	36	32

Provision (Benefit) for Income Tax on the above
adjustments	(258)	(242)	(210)	(489)	(454)	(353)	(283)

Net Income - as Restated	$25,914	$19,633	$17,395	$25,978	$16,755	$22,422	$21,773

Accumulated Effect of restatement on Common
Stockholders' Equity	$(2,252)	$(1,874)	$(1,544)	$(4,362)	$(3,653)	$(3,100)	$(2,657)

Common Stockholders' Equity - as Restated	$542,694	$569,435	$565,582	$503,962	$488,142	$523,137	$553,346

Basic and Diluted Earnings per Share as Previously
Reported	$0.55	$0.41	$0.37	$0.54	$0.34	$0.47	$0.46

Basic and Diluted Earnings per Share as Restated	$0.56	$0.42	$0.37	$0.56	$0.36	$0.48	$0.47

As noted above, the Company is restating certain transactions previously recorded as purchases of mortgage loans. Certain transactions are being restated because the Company has found insufficient evidence that the transactions qualify for treatment as purchases under the criteria for sale accounting. The effect of restating these transactions is: (i) to present such purchase transactions as commercial loans secured by mortgage notes instead of loan purchases, (ii) to reverse any premium paid and related amortization with respect to such purchases, (iii) to revise the related disclosures in the notes to the Company's consolidated financial statements, (iv) to revise the cash flows from investing activities of the Company's Statements of Cash Flows to reflect the outflow resulting from the origination of loans rather than from the purchase of loans, although total cash flows from investing activities will not change, (v) to reverse all or a portion of the related balance guaranteed swap derivative associated with such transactions, if applicable, and (vi) for regulatory capital requirement purposes, to increase the risk weighting factor on the outstanding balance on such transactions from 50% to 100%.

In the case of sales of mortgage loans, the effect of restating such transactions that did not meet the criteria for sale accounting on the Company’s financial statements is: (i) to present such transactions as secured borrowings, (ii) to reverse any gain initially recognized on such transactions, (iii) to reverse any recognition of servicing assets and related amortization, (iv) to reverse any related servicing income, (v) to revise the related disclosures in the notes to the Company's consolidated financial statements, and (vi) to revise the Company’s Statements of Cash Flows to reflect the cash inflow from a secured borrowing as a financing activity and reverse the gain and the cash inflow from the proceeds from sales of mortgage loans as an operating activity.

Contact information: Evelyn Vega 787-777-4546 / María Calero 787-777-4437

The revised accounting and financial reporting of these mortgage transfer transactions did not result in the need for additional reserves, and the Company has remained well capitalized. Tier I capital, total capital to risk-based capital assets and leverage ratios at December 31, 2005 were 9.66%, 13.06% and 6.53%, respectively, before net effect of the restatement adjustment and 9.01%, 12.19% and 6.51%, respectively, after the restatement.

The Company intends to include restated financial statements at and for the years ended December 31, 2003 and December 31, 2004 and restated financial information at and for the years ended December 31, 2001 and December 31, 2002 in its annual report on Form 10-K for the year ended December 31, 2005, which the Company expects to file on or before March 30, 2006. The Forms 10-Q for the quarters ended March 30, 2005, June 30, 2005 and September 30, 2005 will be amended to reflect the restated the first, second and third quarter of 2005 and 2004.

On December 8, 2005, the Company received a subpoena from the Securities and Exchange Commission for the production of documents concerning its mortgage loan transactions with an unrelated local financial institution. The Company has commenced providing documents and information to the SEC in response to the subpoena and concerning the transactions that are being restated as described herein. The Company is cooperating fully with the SEC in connection with these inquiries.

Transactions Currently Under Review

Pursuant to an arrangement discussed between the parties, during the first quarter of 2005 the Company sold to an unrelated financial institution mortgage loans with an approximate principal balance of $87.2 million and subsequently, in the second quarter of 2005, purchased from the same financial institution two pools of mortgage loans with approximate principal balances of $60 million and $29.7 million. Although the Company has received an opinion from independent legal counsel stating that the transactions constitute “true sales” under applicable Puerto Rico law, the Company is in the process of analyzing the business purpose of the transactions and the relevance of business purpose under U.S. GAAP in the context of roughly contemporaneous purchase and sale transactions. The Company is considering whether it should account for these transactions as purchases and sales of mortgage loans (as they were in the Company’s previously filed quarterly financial statements), or not. If the Company determines that the transactions should not be accounted as a sale and purchase of financial assets, the gain of $1.7 million realized on the sale of the mortgage loans and the related servicing rights of $1.1 million recognized during the first quarter of 2005 would be reversed. Further, the premium paid of $1.7 million on the mortgage loans purchased by the Company during the second quarter of 2005 would be reversed. If the Company concludes that it should restate the financial statements for these transactions, the effect of these possible adjustments will be a reduction in net income of $1.7 million, or $0.04 per share, in the first quarter of 2005 and an increase in net income of approximately $0.2 million for the second, third and fourth quarters of 2005 combined, for a total reduction of net income for the full year 2005 of $1.5 million, or $0.03 per share.

Institutional Background

Santander BanCorp is a publicly held financial holding company that is traded on the New York Stock Exchange (SBP) and on Latibex (Madrid Stock Exchange) (XSBP). Banco Santander Central Hispano, S.A (Santander) owns 91% of the outstanding common stock of

Contact information: Evelyn Vega 787-777-4546 / María Calero 787-777-4437

Santander BanCorp. The Company has four wholly owned subsidiaries, Banco Santander Puerto Rico, Santander Securities Corporation, Santander Insurance Agency and Santander Financial Services, Inc. Banco Santander Puerto Rico (the Bank) has been operating in Puerto Rico for nearly three decades. It offers a full array of services through 63 branches in the areas of commercial, mortgage and consumer banking, supported by a team of over 1,400 employees. The Bank through its wholly owned subsidiary, Santander Mortgage Corporation, has 6 additional offices to offer mortgage banking products and services. Santander Securities offers securities brokerage services and provides portfolio management services through its wholly owned subsidiary Santander Asset Management Corporation. Santander Insurance Agency offers life, health and disability coverage as a corporate agent and also operates as a general agent. Santander Financial Services, Inc. through, Island Finance, its recently acquired business unit, provides consumer loans and real estate-secured loans to customers through its 70 stores in Puerto Rico, as well as sales finance contracts through retail merchants. For more information, visit the Company’s website at www.santandernet.com.

For more information contact:

María Calero (787) 777-4437 Evelyn Vega (787) 777-4546

This news release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about the industry in which the Company operates, its beliefs and its management’s assumptions. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, the Company does not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Contact information: Evelyn Vega 787-777-4546 / María Calero 787-777-4437

SANTANDER BANCORP
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
AS OF DECEMBER 31, 2005 AND 2004
(Dollars in thousands, except share data)

ASSETS

	31-Dec-05	As Restated 31-Dec-04	Variance 12/05-12/04

CASH AND CASH EQUIVALENTS:
Cash and due from banks	$136,731	$110,148	24.13%
Interest bearing deposits	8,833	42,612	-79.27%
Federal funds sold and securities purchased under agreements to resell	92,429	326,650	-71.70%

Total cash and cash equivalents	237,993	479,410	-50.36%

INTEREST BEARING DEPOSITS	101,034	50,000	102.07%
TRADING SECURITIES	37,679	34,184	10.22%
INVESTMENT SECURITIES AVAILABLE FOR SALE, at fair value	1,559,681	1,978,132	-21.15%
OTHER INVESTMENT SECURITIES, at amortized cost	41,862	37,500	11.63%
LOANS HELD FOR SALE, net	213,102	271,596	-21.54%
LOANS, net	5,808,630	5,287,701	9.35%
ALLOWANCE FOR LOAN LOSSES	(66,842)	(69,177)	-3.38%
PREMISES AND EQUIPMENT, net	55,867	52,854	5.70%
ACCRUED INTEREST RECEIVABLE	77,962	44,682	74.48%
GOODWILL	34,791	34,791	0.00%
INTANGIBLE ASSETS	10,092	8,003	26.10%
OTHER ASSETS	160,097	113,971	48.42%

	$8,271,948	$8,323,647	-0.84%

LIABILITIES AND STOCKHOLDERS' EQUITY
DEPOSITS:
Non-interest bearing	$672,225	$744,019	-9.65%
Interest bearing	4,671,271	4,004,120	16.66%

Total deposits	5,343,496	4,748,139	12.54%

FEDERAL FUNDS PURCHASED AND OTHER BORROWINGS	650,000	780,334	-16.70%
SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE	947,767	1,349,444	-29.77%
COMMERCIAL PAPER ISSUED	334,319	629,544	-46.90%
TERM NOTES	40,215	31,457	27.84%
CAPITAL NOTES	121,098	72,588	66.83%
ACCRUED INTEREST PAYABLE	65,160	22,666	187.48%
OTHER LIABILITIES	201,366	136,129	32.82%

	7,703,421	7,770,301	-1.06%

STOCKHOLDERS' EQUITY:
Series A Preferred stock, $25 par value; 10,000,000 shares authorized, none issued or outstanding	-	-	N/A
Common stock, $2.50 par value; 200,000,000 shares authorized; 50,650,364 shares issued;
46,639,104 shares outstanding in December 2005 and 2004	126,626	126,626	0.00%
Capital paid in excess of par value	304,171	304,171	0.00%
Treasury stock at cost, 4,011,260 shares in December 2005 and 2004	(67,552)	(67,552)	0.00%
Accumulated other comprehensive loss, net of taxes	(41,591)	(6,818)	510.02%
Retained earnings-
Reserve fund	133,759	126,820	5.25%
Undivided profits	113,114	70,099	56.04%

Total stockholders' equity	568,527	553,346	2.25%

	$8,271,948	$8,323,647	-0.84%

SANTANDER BANCORP
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
FOR THE YEARS AND THE QUARTERS ENDED DECEMBER 31, 2005 AND 2004

(Dollars in thousands, except per share data)

	For the years ended		For the quarters ended

	December 31, 2005	As Restated December 31, 2004	December 31, 2005	As Restated December 31, 2004

INTEREST INCOME:
Loans	$359,415	$261,744	$102,461	$73,551
Investment securities	71,938	97,901	17,215	21,084
Interest bearing deposits	4,065	1,054	1,324	480
Federal funds sold and securities purchased under
agreements to resell	4,187	3,123	697	1,106

Total interest income	439,605	363,822	121,697	96,221

INTEREST EXPENSE:
Deposits	126,057	60,279	37,671	18,164
Securities sold under agreements to repurchase
and other borrowings	83,124	79,901	21,643	21,213
Subordinated capital notes	3,402	582	1,308	528

Total interest expense	212,583	140,762	60,622	39,905

Net interest income	227,022	223,060	61,075	56,316

PROVISION FOR LOAN LOSSES	20,400	26,270	5,000	4,500

Net interest income after provision for loan losses	206,622	196,790	56,075	51,816

OTHER INCOME:
Bank service charges, fees and other	42,272	38,977	11,005	10,027
Broker/dealer, asset management and insurance fees	53,016	51,113	12,457	12,936
Gain on sale of securities, net	17,842	11,475	4	10
(Loss) gain on extinguishment of debt	(5,959)	-	-	-
Gain on sale of mortgage servicing rights	83	400	14	116
Gain on sale of loans	7,876	431	2	515
Gain on sale of building	-	2,754	-	-
Other income	10,228	12,089	1,635	5,628

Total other income	125,358	117,239	25,117	29,232

OPERATING EXPENSES:
Salaries and employee benefits	95,002	91,582	22,715	22,544
Occupancy costs	16,811	13,959	4,230	3,850
Equipment expenses	3,802	3,775	1,099	927
EDP servicing, amortization and technical expenses	31,589	34,462	7,862	8,774
Communication expenses	8,232	8,976	2,032	2,183
Business promotion	11,065	10,435	2,826	3,294
Other taxes	8,443	8,584	2,150	2,010
Other operating expenses	46,442	45,604	12,523	11,340

Total operating expenses	221,386	217,377	55,437	54,922

Income before provision for income tax	110,594	96,652	25,755	26,126
PROVISION FOR INCOME TAX	30,788	9,724	8,891	4,353

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$79,806	$86,928	$16,864	$21,773

EARNINGS PER COMMON SHARE	$1.71	$1.86	$0.36	$0.47

SANTANDER BANCORP
SELECTED CONSOLIDATED FINANCIAL INFORMATION:

(DOLLARS IN THOUSANDS)

	For the Quarters Ended					Years Ended December 31,
	Dec. 31, 2005	As Restated Dec. 31, 2004	As Restated Sept. 30, 2005	4Q05/4Q04 Variation	4Q05/3Q04 Variation	2005	As Restated 2004	Variation

Interest Income	$121,697	$96,221	$112,470	26.5%	8.2%	$439,605	$363,822	20.8%
Tax equivalent adjustment	1,807	6,022	1,931	-70.0%	-6.4%	11,059	20,163	-45.2%

Interest income on a tax equivalent basis	123,504	102,243	114,401	20.8%	8.0%	450,664	383,985	17.4%
Interest expense	60,622	39,905	56,893	51.9%	6.6%	212,583	140,762	51.0%

Net interest income on a tax equivalent basis	62,882	62,338	57,508	0.9%	9.3%	238,081	243,223	-2.1%
Provision for loan losses	5,000	4,500	4,650	11.1%	7.5%	20,400	26,270	-22.3%

Net interest income on a tax equivalent basis after provision	57,882	57,838	52,858	0.1%	9.5%	217,681	216,953	0.3%
Other operating income	25,111	28,707	27,541	-12.5%	-8.8%	99,640	102,579	-2.9%
Gain on sale of securities	4	10	462	-60.0%	-99.1%	17,842	11,475	-55.5%
Gain on sale of loans	2	515	666	-99.6%	-99.7%	7,876	431	-1727.4%
Gain on sale of building	-	-	-	N/A	N/A	-	2,754	-100.0%
Other operating expenses	55,437	54,922	55,903	0.9%	-0.8%	221,386	217,377	1.8%

Income on a tax equivalent basis before income taxes	27,562	32,148	25,624	-14.3%	7.6%	121,653	116,815	4.1%
Provision (credit) for income taxes	8,891	4,353	6,298	104.2%	41.2%	30,788	9,724	216.6%
Tax equivalent adjustment	1,807	6,022	1,931	-70.0%	-6.4%	11,059	20,163	-45.2%

NET INCOME (LOSS)	$16,864	$21,773	$17,395	-22.5%	-3.1%	$79,806	$86,928	-8.2%

SELECTED RATIOS:

Per share data (1):
Earnings (loss) per common share	$0.36	$0.47	$0.37			$1.71	$1.86
Average common shares outstanding	46,639,104	46,639,104	46,639,104			46,639,104	46,639,104
Common shares outstanding
at end of period	46,639,104	46,639,104	46,639,104			46,639,104	46,639,104
Cash Dividends per Share	$0.16	$0.16	$0.16			$0.64	$0.49

(1) Per share data is based on the average number of shares outstanding during the period. Basic and diluted earnings per share are the same.

SANTANDER BANCORP

				As Restated 2004
	YTD Dec. 31, 2005	QTD Dec. 31, 2005	As Restated QTD Sept. 31, 2005	YTD Dec. 31, 2004	QTD Dec. 31, 2004
SELECTED RATIOS

Net interest margin (1)	3.02%	3.16%	2.84%	3.33%	3.29%
Return on average assets (2)	0.96%	0.80%	0.82%	1.14%	1.10%
Return on average common equity (2)	13.85%	11.83%	12.10%	17.53%	16.46%
Efficiency Ratio (1,3)	62.97%	63.00%	64.63%	62.78%	59.98%
Non-interest income to revenues	22.19%	17.11%	20.31%	24.37%	23.30%
Capital:
Total capital to risk-adjusted assets	-	12.19%	10.80%	-	10.95%
Tier I capital to risk-adjusted assets	-	9.01%	8.55%	-	8.55%
Leverage ratio	-	6.51%	6.36%	-	6.44%
Non-performing loans to total loans	-	1.22%	1.15%	-	1.57%
Non-performing loans plus accruing loans
past-due 90 days or more to loans	-	1.27%	1.25%	-	1.63%
Allowance for loan losses to non-
performing loans	-	90.72%	92.82%	-	79.05%
Allowance for loans losses to period-
end loans	-	1.11%	1.06%	-	1.24%

OTHER SELECTED FINANCIAL DATA		31/12/2005	31/12/2004

		(dollars in millions)
Customer Financial Assets Under Control:
Bank deposits (excluding brokered deposits)		$4,084.0	$4,275.4
Broker-dealer customer accounts		4,923.0	4,543.3
Mutual fund and assets managed		2,795.0	2,640.0
Trust, institutional and private accounts assets under management		1,158.0	1,369.0

Total		$12,960.0	$12,827.7

(1)	On a tax-equivalent basis.

(2)	Ratios for the quarters are annualized.

(3)	Operating expenses divided by net interest income, on a tax equivalent basis, plus other income, excluding gain on sale of securities, loss on extinguishment of debt in 2005 and gain on sale of building for 1Q04.